As filed with the Securities and Exchange Commission on May 9, 2006

Registration No. 333-132915

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0852352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 South Flower Street, Sixth Floor

Los Angeles, California 90071

(213) 613-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Thomas

Chairman and Chief Executive Officer

515 South Flower Street, Sixth Floor

Los Angeles, California 90071

(213) 613-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Esme C. Smith, Esq.

Jones Day

555 South Flower Street

Fiftieth Floor

Los Angeles, California 90071

(213) 489-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 1 to the registration statement on Form S-3 filed with the Securities and Exchange Commission on March 31, 2006 amends only Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The table below sets forth the various expenses and costs to be incurred by Thomas Properties Group, Inc. in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All the amounts shown are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$16,050
Printing expenses	100,000
Fees of trustee, registrar and transfer agent	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous expenses	25,000

Total	$441,050

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware Law, Thomas Properties Group has broad powers to indemnify its directors and officers against liabilities they may incur in these capacities, including liabilities under the Securities Act. Section 102(b)(7) of the Delaware Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Thomas Properties Group’s certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require Thomas Properties Group to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies including injunctive or other forms of non-monetary relief will remain available under the Delaware Law. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law.

Thomas Properties Group has entered into indemnification agreements with each of its directors and executive officers that require Thomas Properties Group to indemnify these persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an executive officer or employee of Thomas Properties Group or any of its affiliated enterprises, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Thomas Properties Group and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

In addition, Thomas Properties Group also maintains directors’ and officers’ liability insurance. Further, Thomas Properties Group’s directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Thomas Properties Group, L.P., the partnership of which Thomas Properties Group, Inc. serves as the sole general partner.

Item 16. Exhibits

All references to documents filed pursuant to the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, were filed by Thomas Properties Group, Inc., file no. 000-50854, unless otherwise indicated.

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement with respect to Common Stock and Preferred Stock

1.2**	Form of Underwriting Agreement with respect to Debt Securities

3.1*	Second Amended and Restated Certificate of Incorporation of Thomas Properties Group, Inc.

3.2*	Bylaws of Thomas Properties Group, Inc.

4.1**	Form of Warrant Agreement (including form of Warrant Certificate)

4.2**	Form of Preferred Stock Certificate

4.3*	Debt Securities Indenture dated as of March 31, 2006, between Thomas Properties Group, Inc. and The Bank of New York, N.A., as trustee

5.1*	Opinion of Jones Day regarding validity

10.1*	2004 Equity Incentive Plan of Thomas Properties Group, Inc.

10.2*	Operating Partnership Agreement

10.3*	Master Contribution Agreement entered into by James A. Thomas and the other contributors party thereto

10.4*	Non-Employee Directors Restricted Stock Plan

10.5*	Pairing Agreement between the Registrant and its Operating Partnership

10.6*	Form of Indemnification Agreement entered into by the Registrant and each of its directors and executive officers

10.7*	Employment Agreement between the Registrant and Mr. James A. Thomas

10.8*	Employment Agreement between the Registrant and Mr. Thomas S. Ricci

10.9*	Employment Agreement between the Registrant and Mr. Randall L. Scott

10.10*	Employment Agreement between the Registrant and Mr. John R. Sischo

10.11*	Employment Agreement between the Registrant and Ms. Diana M. Laing

10.12*	Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC

10.13*	Registration Rights Agreement between the Registrant and the parties thereto

10.14*	Loan Agreement dated as of July 31, 2003 between Philadelphia Plaza-Phase II, LP as Borrower and Morgan Stanley Mortgage Capital, Inc. as Lender

10.15*	Loan Agreement dated as of March 16, 1998 between Goldman Sachs Mortgage Company as Lender and Commerce Square Partners-Philadelphia Plaza, LP as Borrower

10.16*	Senior Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 1, LP as Guarantor and DB Realty Mezzanine Investment Fund II, LLC as Lender

10.17*	Junior A Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 2, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

Exhibit Number	Description of Exhibits
10.18*	Junior B Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 3, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

10.19*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Associates, LLC as Borrower, Citigroup Global Markets Realty Corp. as Agent, LaSalle Bank National Association as collateral agent and each Lender signatory thereto

10.20*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Mezzanine Associates, LLC as Borrower and Citigroup Global Markets Realty Corp. as Lender

10.21*	Thomas Properties Group, Inc. Form of Restricted Shares Award Agreement

10.22*	Thomas Properties Group, Inc., Form of Incentive Unit Award Agreement

10.23*	Thomas Properties Group, Inc. Form of Option Award Agreement

10.24*	Thomas Properties Group, Inc. Form of Non-Employee Directors’ Restricted Shares Award Agreement

10.25*	Loan Agreement between TPG Oak Hill/Walnut Hill, LLC and Greenwich Capital Financial Products, Inc.

10.26*	Loan Agreement between TPG Valley Square, LLC and Greenwich Capital Financial Products, Inc.

10.27*	Loan Agreement between TPG Four Falls, LLC and Greenwich Capital Financial Products, Inc.

10.28*	Loan agreement between TPG—San Felipe Plaza, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.29*	Loan agreement between TPG—2500 City West L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.30*	Loan agreement between TPG—BH/ICC, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.31*	Loan Agreement between TPG—Commerce Square Partners—Philadelphia Plaza, L.P. as borrower and Greenwich Capital Financial Products, Inc. as lender

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Jones Day (included in Exhibit 5)

23.2*	Consent of Deloitte & Touche LLP

24*	Powers of Attorney

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Previously filed.
**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on the 9th day of May 2006.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ JAMES A. THOMAS
James A. Thomas
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES A. THOMAS James A. Thomas	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 9, 2006

/s/ * Diana M. Laing	Chief Financial Officer (principal financial officer)

/s/ * Robert D. Morgan	Vice President (principal accounting officer)

/s/ * R. Bruce Andrews	Director

/s/ * Edward D. Fox	Director

/s/ * Winston H. Hickox	Director

/s/ * Daniel Neidich	Director

/s/ * Randall L. Scott	Executive Vice President and Director

/s/ * John R. Sischo	Executive Vice President and Director

*By:	/s/ JAMES A. THOMAS	May 9, 2006
James A. Thomas as Attorney-in-Fact

EXHIBITS

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement with respect to Common Stock and Preferred Stock

1.2**	Form of Underwriting Agreement with respect to Debt Securities

3.1*	Second Amended and Restated Certificate of Incorporation of Thomas Properties Group, Inc.

3.2*	Bylaws of Thomas Properties Group, Inc.

4.1**	Form of Warrant Agreement (including form of Warrant Certificate)

4.2**	Form of Preferred Stock Certificate

4.3*	Debt Securities Indenture dated as of March 31, 2006, between Thomas Properties Group, Inc. and The Bank of New York, N.A., as trustee

5.1*	Opinion of Jones Day regarding validity

10.1*	2004 Equity Incentive Plan of Thomas Properties Group, Inc.

10.2*	Operating Partnership Agreement

10.3*	Master Contribution Agreement entered into by James A. Thomas and the other contributors party thereto

10.4*	Non-Employee Directors Restricted Stock Plan

10.5*	Pairing Agreement between the Registrant and its Operating Partnership

10.6*	Form of Indemnification Agreement entered into by the Registrant and each of its directors and executive officers

10.7*	Employment Agreement between the Registrant and Mr. James A. Thomas

10.8*	Employment Agreement between the Registrant and Mr. Thomas S. Ricci

10.9*	Employment Agreement between the Registrant and Mr. Randall L. Scott

10.10*	Employment Agreement between the Registrant and Mr. John R. Sischo

10.11*	Employment Agreement between the Registrant and Ms. Diana M. Laing

10.12*	Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC

10.13*	Registration Rights Agreement between the Registrant and the parties thereto

10.14*	Loan Agreement dated as of July 31, 2003 between Philadelphia Plaza-Phase II, LP as Borrower and Morgan Stanley Mortgage Capital, Inc. as Lender

10.15*	Loan Agreement dated as of March 16, 1998 between Goldman Sachs Mortgage Company as Lender and Commerce Square Partners-Philadelphia Plaza, LP as Borrower

10.16*	Senior Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 1, LP as Guarantor and DB Realty Mezzanine Investment Fund II, LLC as Lender

10.17*	Junior A Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 2, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

Exhibit Number	Description of Exhibits
10.18*	Junior B Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 3, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

10.19*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Associates, LLC as Borrower, Citigroup Global Markets Realty Corp. as Agent, LaSalle Bank National Association as collateral agent and each Lender signatory thereto

10.20*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Mezzanine Associates, LLC as Borrower and Citigroup Global Markets Realty Corp. as Lender

10.21*	Thomas Properties Group, Inc. Form of Restricted Shares Award Agreement

10.22*	Thomas Properties Group, Inc., Form of Incentive Unit Award Agreement

10.23*	Thomas Properties Group, Inc. Form of Option Award Agreement

10.24*	Thomas Properties Group, Inc. Form of Non-Employee Directors’ Restricted Shares Award Agreement

10.25*	Loan Agreement between TPG Oak Hill/Walnut Hill, LLC and Greenwich Capital Financial Products, Inc.

10.26*	Loan Agreement between TPG Valley Square, LLC and Greenwich Capital Financial Products, Inc.

10.27*	Loan Agreement between TPG Four Falls, LLC and Greenwich Capital Financial Products, Inc.

10.28*	Loan agreement between TPG—San Felipe Plaza, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.29*	Loan agreement between TPG—2500 City West L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.30*	Loan agreement between TPG—BH/ICC, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.31*	Loan Agreement between TPG—Commerce Square Partners—Philadelphia Plaza, L.P. as borrower and Greenwich Capital Financial Products, Inc. as lender

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Jones Day (included in Exhibit 5)

23.2*	Consent of Deloitte & Touche LLP

24*	Powers of Attorney

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Previously filed.
**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.